EXHIBIT 10.5

AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This Amendment, dated as of December 17, 2009 (this “Amendment”), to the Agreement and Plan of Merger, dated as of December 7, 2009 (the “Merger Agreement”), by and among GXS Holdings, Inc., a Delaware corporation (“Greyhound” or “GXS”), Inovis International, Inc., a Delaware corporation (“Iris” or “Inovis”), Grirus Holding Company, Inc., a Delaware corporation (“Parent”), Greyhound Merger Sub, Inc., a Delaware corporation (“Greyhound Merger Sub”), Iris Merger Sub, Inc., a Delaware corporation (“Iris Merger Sub”), and CCG Investment Fund, L.P., a Delaware limited partnership, and Cerberus Institutional Partners, L.P., a Delaware limited partnership, as the Iris stockholder representative (the “Iris Stockholder Representative”), is entered into by Greyhound, Iris, Parent, Greyhound Merger Sub, Iris Merger Sub and Iris Stockholder Representative.

WHEREAS, Section 8.04 of the Merger Agreement permits the parties to amend the Merger Agreement by execution of an instrument in writing signed by each of the Parties to be bound; and

WHEREAS, each of Greyhound, Iris, Parent, Greyhound Merger Sub, Iris Merger Sub and Iris Stockholder Representative desires to amend the Merger Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements specified in this Amendment, the parties hereby agree as follows:

1. Amendment of Section 8.03(a) of the Merger Agreement.  Section 8.03(a) of the Merger Agreement is hereby amended to replace the second sentence thereof with the following:

““Expenses”, as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement (and, in the case of Iris and the Iris Subsidiaries, shall include all such fees and expenses incurred by Iris and any Iris Subsidiary or on its behalf in connection with or related to the November 2009 amendments and extensions of its existing credit facilities and, in the case of Greyhound and the Greyhound Subsidiaries, shall include all such fees and expenses incurred by Greyhound and any Greyhound Subsidiary or on its behalf in connection with or related to any payment of the principal or accrued unpaid interest of the GE PIK Notes), but shall exclude any transaction, termination or similar fee payable to GGC Administration LLC, Cerberus Partners, L.P. or Francisco Partners Management LLC or any of their respective Affiliates related thereto (“Transaction Fees”).”

2. Amendment of Section 10.02 of the Merger Agreement.  Section 10.02 of the Merger Agreement is hereby amended to replace the definitions of “Financing” and “Net Debt” contained therein with the following respective definitions:

““Financing” means debt financing in an aggregate amount at least equal to $750,000,000 pursuant to (i) the proposal letters dated as of December 2, 2009 from Barclays Capital Inc. to Greyhound (copies of which have been provided to Iris) including any increase thereof the proceeds of which are used solely to repay all or any portion of the GE PIK Notes (including any accretion thereon) or (ii) if such financing is not available, any such alternative financing as Greyhound, in its sole discretion, shall pursue.”

  ““Net Debt” as applied to any person, means the principal amount of Indebtedness (but does not include, for the avoidance of doubt, any unpaid Expenses, original issue discount in connection with the Financing or accrued but unpaid interest thereon, but does include any associated termination fees or prepayment penalties associated therewith) of such person less the Cash (plus all previously paid Expenses and less any unpaid Transaction Fees) of such person; provided, however, that for purposes of Section 7.01(f), the Net Debt of Greyhound shall exclude (i) the amount (the “Target Financing Raise”), if any, by which the proceeds of the Financing received by Greyhound or one or more of its subsidiaries prior to the Closing exceeds the sum of (A) $524,600,000 plus (B) the amount, if any, of any increase in the Financing above $750,000,000, the proceeds of which are used solely to repay all or any portion of the GE PIK Notes (including any accretion thereon) (“GE PIK Repayment Amount”), (ii) the then-outstanding obligations under the GE PIK Notes as in effect as of the date hereof (including any further accretion thereon) and an amount, if any, equal to the GE PIK Repayment Amount and (iii) the Indebtedness described in Section 10.02 of the Greyhound Disclosure Schedule.”

3. Amendment of Section 5.02(b) of Greyhound Disclosure Schedule.  The Parties hereby acknowledge that Item 2. of Section 5.02(b) of the Greyhound Disclosure Schedule shall be amended in its entirety, and shall be deemed for all purposes under the Merger Agreement, to read as follows:

“GXS intends to pledge a security interest in all of its tangible and intangible U.S. assets, 100% of the capital stock of each domestic subsidiary and 65% of the capital stock of each material foreign subsidiary owned by a U.S. subsidiary to its lenders in connection with GXS’s planned refinancing of its existing first lien and second lien credit facilities and potential refinancing (at the option of GXS) of the GE PIK Notes and the raising of additional indebtedness required to finance the closing of the Transactions.”

4. Amendment of Section 5.02(e) of Greyhound Disclosure Schedule.  The Parties hereby acknowledge that Item 1. of Section 5.02(e) of the Greyhound Disclosure Schedule shall be amended in its entirety, and shall be deemed for all purposes under the Merger Agreement, to read as follows:

“GXS intends to refinance its existing first lien and second lien credit facilities and potential refinancing (at the option of GXS) of the GE PIK Notes and incur additional indebtedness required to finance the closing of the Transactions.”

5. Representations and Warranties.  Each of Greyhound, Iris, Parent, Iris Merger Sub, Greyhound Merger Sub and Iris Stockholder Representative represents and warrants that (i) it has the corporate power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly and validly authorized by all necessary action of its Board of Directors, and (iii) this Amendment has been duly and validly executed and delivered and, assuming due authorization and execution by the other parties hereto, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

6. Defined Terms.  Capitalized terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement.

7. No Other Modification.  The Merger Agreement shall not be modified by this Amendment in any respect except as expressly set forth herein.

8. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

9. Counterparts.  This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.

GXS HOLDINGS, INC.

By:	/s/ David R. Golob
Name:	David R. Golob
Title:	Director

INOVIS INTERNATIONAL, INC.

By:	/s/ Sean Feeney
Name:	Sean Feeney
Title:	President and Chief Executive Officer

GRIRIS HOLDING COMPANY, INC.

By:	/s/ Sean Feeney
Name:	Sean Feeney
Title:	President and Chief Executive Officer

GREYHOUND MERGER SUB, INC.

By:	/s/ Sean Feeney
Name:	Sean Feeney
Title:	President and Chief Executive Officer

IRIS MERGER SUB, INC.

By:	/s/ Sean Feeney
Name:	Sean Feeney
Title:	President and Chief Executive Officer

CCG INVESTMENT FUND, L.P.

By:	/s/ David Dominik
Name:	David Dominik
Title:	Managing Director

CERBERUS INSTITUTIONAL PARTNERS, L.P.

By:	/s/ Seth P. Plattus
Name:	Seth P. Plattus
Title:	Special Managing Director